Newell Rubbermaid Personnel Announcement

ATLANTA, December 18, 2008 – Newell Rubbermaid (NYSE: NWL) today announced that James J. Roberts has resigned as executive group president of the Office Products and Cleaning, Organization & Décor segments, by mutual agreement with the company. Roberts joined Newell Rubbermaid in April 2001. His responsibilities will be handled on an interim basis by President and Chief Executive Officer Mark Ketchum.

“We thank Jim for his contributions to Newell Rubbermaid and wish him well in his new endeavors,” Ketchum said.

About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Bernzomatic® and Amerock®. The company is headquartered in Atlanta, Ga.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell Vice President, Investor Relations +1 (770) 418-7996	David Doolittle Vice President, Corporate Communications +1 (770) 418-7519

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